CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of April 8, 2015 (this “Amendment”), made by and between VIKING THERAPEUTICS, INC., a Delaware corporation (“Borrower”), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Lender”), amends the terms of the Loan and Security Agreement, dated May 21, 2014, by and between the Borrower and Lender (the “Agreement”) pursuant to Section 25(c) of the Agreement as follows:
1.Definitions.
(a)    The definition of “Borrower Equity” in Schedule A to the Agreement is amended and restated to read in its entirety as follows:
“Borrower Equity” means: (i) if the Equity Financing is a Qualified Private Financing, the New Preferred and/or other securities of the Borrower to be issued by the Borrower in the Qualified Private Financing; (ii) if the Equity Financing is an Initial Public Offering or Qualified Follow-on Public Offering, the securities of the Borrower to be issued by the Borrower in such offering.
(b)    The following definition is hereby added to Schedule A:
“Equity Financing” means a Qualified Private Financing, an Initial Public Offering, or a Qualified Follow-on Public Offering.
(c)    The following definition is hereby added to Schedule A:
“Qualified Follow-on Public Offering” means a firmly underwritten public offering pursuant to the Securities Act, on Form S-1 or Form S-3 (each, as defined in the Securities Act) or any successor forms subsequent to an Initial Public Offering with an initial aggregate offering size of at least Twenty Million Dollars ($20,000,000).
(d)    The following definition of is hereby added to Schedule A:
“Secured Promissory Note Record” means a schedule of the amounts and dates of Loans made by Borrower, which shall be kept by the Lender.
2.    Loans and Terms of Payment and/or Conversion. Section 2 of the Agreement shall be amended and restated to read in its entirety as follows:
2.    Loans and Terms of Payment and/or Conversion.
(a)    Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of all Loans advanced to Borrower by Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
(b)    Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make loans to Borrower in an aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (such loans are hereinafter referred to singly as a “Loan”, and collectively as the “Loans”). After repayment by Borrower, no Loan may be reborrowed.
(c)    Conversion of Loans; Mandatory Prepayment.
(i)    Upon the earlier of (x) the consummation of a Qualified Private Financing, (y) the consummation of a Qualified Follow-on Public Offering or (z) one year after the closing of an Initial Public Offering, the Lender shall have the option, at its sole election and discretion, to elect, in an irrevocable writing delivered to Borrower, (a) to receive that number of fully paid and nonassessable shares of Borrower Equity as is equal to 200% of the quotient obtained by dividing the entire principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon by (I) in the case of clause (x), the lowest per share price paid by investors in such Equity Financing, rounded down to the nearest whole share or (II) in the case of clauses (y) or (z), the lowest per share price paid by investors in the Initial Public Offering (the “Conversion Shares”); (b) to require the Borrower to prepay the entire then outstanding principal amount of the Loans plus all accrued and previously unpaid interest thereon in cash equal to an amount that shall equal 200% of the principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon (“Prepayment”), or (c) to receive a combination of shares under clause (a) and cash under clause (b) up to the aggregate value of 200% of the principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon; provided, however, if the first to occur event under this Section 2(c)(i) is an Equity Financing which is a Qualified Private Financing, the Lender may also elect to extend the Maturity Date, at its sole option and discretion, to a date to be agreed upon by Borrower and Lender in writing. For clarity, the Lender may exercise its option to receive Conversion Shares and/or cash at any time one year after the closing of an Initial Public Offering.
(ii)    Upon the occurrence of a Change of Control prior to the earlier of the occurrence of either (a) the Maturity Date or (b) the closing of the first to occur Equity Financing, the Lender shall, at its sole option and discretion, elect to either, in an irrevocable writing delivered to Borrower, (I) receive that number of fully paid and nonassessable shares of the Borrower’s securities, as is equal to 200% of the quotient obtained by dividing the entire principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon by the lower of (A) the deemed Common Stock per share price used to calculate the purchase price paid by the acquirer of Borrower in such Change of Control or (B) the lowest per share price paid by investors for shares of New Preferred prior to the Change of Control (if New Preferred has been issued prior to the Change of Control), in each case rounded down to the nearest whole share, or (II) require the Borrower to make the Prepayment. The Borrower’s securities to be issued in connection with a Change of Control shall be New Preferred (if New Preferred has been issued prior to the Change of Control) or Common Stock, par value $0.00001 per share, of the Borrower (“Common Stock”) (if no New Preferred has been issued prior to the occurrence of the Change of Control) (“Change of Control Securities”).
(d)    Mechanics of Conversion.
(i)    Notice to Lender. The Borrower shall promptly, but in all events at least [***] days prior to consummation of an Equity Financing or [***] days prior to the consummation of a Change of Control, as applicable, deliver to the Lender written notification of the proposed consummation of an Equity Financing or a Change of Control, as applicable, which notice shall describe the material terms and conditions of such Equity Financing or Change of Control (“Notice of Transaction”), and the Lender shall have [***] days from the date of such notice to elect, by written notice to the Borrower, to convert the Loans or require the Prepayment, which election shall be irrevocable and may be made contingent on the closing of the Equity Financing or Change of Control, as applicable. The Borrower shall include in the Notice of Transaction the number of voting securities of the Borrower anticipated to be issued and outstanding following the consummation of the Equity Financing or immediately prior to the Change of Control.
(ii)    Stock Certificates. The Borrower shall, as soon as practicable following consummation of an Equity Financing or Change of Control for which Lender has elected to convert the Loans as permitted hereunder, issue and deliver to the Lender, or to its nominee or nominees, a certificate or certificates for the number of shares of Borrower Securities to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made, as applicable, immediately prior to the close of business on the date of the closing of the Equity Financing or the Change of Control, as applicable. The person or persons entitled to receive the Borrower Securities issuable upon such conversion shall be treated for all purposes as the record holders of such Borrower Securities on such date.
(iii)    Registration of Borrower Securities Issued Hereunder. Concurrently with the execution of this Agreement, Borrower and Lender and an Affiliate of Lender are entering into a Registration Rights Agreement, dated as of even date herewith.
(iv)    Charges, Taxes and Expenses. Issuance of a certificate for shares of Borrower Securities upon conversion of the Loans shall be made without charge to the Lender for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Borrower, and such certificate shall be issued in the name of the Lender, or such certificates shall be issued in such name or names as may be directed by the Lender. The Lender shall execute such documents, and perform such acts, which are reasonably required to assure that the conversion hereof is consummated in compliance with all applicable laws.
(v)    No Rights as Stockholder. The conversion rights set forth in this Agreement do not entitle the Lender to any voting rights or other rights as a stockholder of the Borrower prior to the conversion of the Loans into Borrower Securities pursuant to the terms of this Agreement.
(vi)    Restricted Securities. The Lender acknowledges that the Borrower Securities acquired upon the conversion of the Loan will be subject to restrictions upon resale
(vii)    imposed by state and federal securities laws and may be subject to transfer restrictions set forth in the Borrower’s bylaws or in one or more agreements that may be entered into by and among the Borrower, the Lender and the holders of the Borrower Securities.
(e)    Repayment; Optional Prepayment. If the Loans are not fully repaid, prepaid or converted into Borrower Equity pursuant to Section 2(c) prior to the Maturity Date, the remaining Loans will automatically mature and, at the Lender’s sole option and discretion, (i) the Conversion Shares, (ii) the Prepayment amount, or (iii) a combination of shares under clause (i) and cash under clause (ii) up to the aggregate value of 200% of the principal amount of the Loans then outstanding plus all accrued and unpaid interest thereon, shall become due and payable (or issuable with respect to Conversion Shares) upon written demand by the Lender, which demand may be made at any time on or after the Maturity Date. In addition to the Prepayment at Ligand’s option in accordance with Section 2, concurrently with the closing of, or any time after, an Equity Financing, Viking may prepay a portion of or the entire then outstanding principal amount of the Loans plus all accrued and previously unpaid interest thereon in cash, Conversion Shares or a combination thereof (provided that the form of payment and mix of cash and Conversion Shares shall be at the Lender’s sole election and discretion) equal to an amount that shall equal 200% of the principal amount of the Loans then outstanding plus all accrued and previously unpaid interest thereon.
(f)    Interest Rate; Default Rate. Subject to this Section 2(f), the principal amount outstanding under the Loans shall accrue interest at a fixed per annum rate of the lesser of (a) five percent (5.0%) and (b) the maximum interest rate permitted by law, which interest shall accrue on each Loan commencing on, and including, the funding date of such Loan (the “Funding Date”), and shall accrue on the principal amount outstanding under such Loan through and including the day on which such Loan is paid (or converted into Borrower Securities) in full. Interest shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days. Upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower from the Lender, Obligations shall accrue interest at a fixed per annum rate of the lesser of (a) eight percent (8%) and (b) the maximum interest rate permitted by law (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Borrower.
(g)    Cash Payments. Except as otherwise expressly provided herein, all cash payments by Borrower under this Agreement or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made to the Lender at Lender’s office in immediately available funds on the date specified herein. All cash payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
(h)    Withholding. Payments received by the Lender from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto), except as required by law.
3.    Lock-Up Period. Section 13 of the Agreement shall be amended and restated to read in its entirety as follows:
13.    Lock-Up Period. The original Lender hereby agrees that it shall not, to the extent requested by Borrower or an underwriter of securities of Borrower, sell or otherwise transfer or dispose of Borrower Equity Securities then or thereafter owned by the original Lender for up to the earlier of (i) 270 days from the date of conversion of the Secured Promissory Note into Borrower Equity Securities pursuant to Section 2 or (ii) one year following the date of the final prospectus filed with the Securities and Exchange Commission relating to an effective registration statement of Borrower filed under the Securities Act in connection with an Initial Public Offering (the “Lock-Up Period”). For purposes of this Section 13, the term “Borrower” shall include any wholly-owned subsidiary of Borrower into which Borrower merges or consolidates. In order to enforce the foregoing covenant, Borrower shall have the right to impose stop-transfer instructions with respect to Borrower Equity Securities until the end of such Lock-Up Period. The original Lender further agrees to enter into any agreement reasonably required by any underwriter to implement the foregoing provisions within any reasonable timeframe so requested.
4.    Assignment. Section 25(f) of the Agreement shall be amended and restated to read in its entirety as follows:
(f)    This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns. Neither this Agreement nor the Secured Promissory Note may be assigned by Borrower without the prior written consent of Ligand, except that Borrower may assign this Agreement along with the Secured Promissory Note to one or more of its Affiliates, without Lender’s prior consent. Lender may assign this Agreement or the Secured Promissory Note at any time without Borrower’s prior consent.
5.    All of the other provisions of the Agreement shall remain in full force and effect.
6.    This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile, a portable document format (PDF) or similar electronic format, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile, PDF or other electronic format signature were the original thereof.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed on the day and year first above written.
BORROWER:
VIKING THERAPEUTICS, INC.

By: /s/ Brian Lian
Name: Brian Lian
Title: Chief Executive Officer

LENDER:
LIGAND PHARMACEUTICALS INCORPORATED
By: /s/ John Higgins
Name: John Higgins
Title: Chief Executive Officer